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                                                                      Exhibit 11


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 11 to the registration statement on Form N-1A (the "Registration Statement") of our report dated May 19, 1998, relating to the financial statements and financial highlights appearing in the March 31, 1998 Annual Report to Shareholders of ESC Strategic Funds, Inc. which is incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Accountants" and "Financial Statements" in the Statement of Additional Information.




PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York
July 16, 1998